EXHIBIT 4.1
EXECUTION COPY

FIRST AMENDMENT
TO
BA MASTER CREDIT CARD TRUST II
FOURTH AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

THIS FIRST AMENDMENT TO THE BA MASTER CREDIT CARD TRUST II FOURTH AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of December 9, 2016 (this “Amendment”) is by and among BA CREDIT CARD FUNDING, LLC, as Transferor (the “Transferor”), BANK OF AMERICA, NATIONAL ASSOCIATION (“BANA”), successor by merger to FIA Card Services, National Association, as Servicer (the “Servicer”), and THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”).

WHEREAS, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement, dated as of August 4, 1994 (the “Original Pooling and Servicing Agreement”);

WHEREAS, the Servicer and the Trustee have heretofore amended and restated the Original Pooling and Servicing Agreement through the execution and delivery of an Amended and Restated Pooling and Servicing Agreement, dated as of June 10, 2006 (the “Amended and Restated Pooling and Servicing Agreement”);

WHEREAS, the parties hereto have heretofore amended and restated the Amended and Restated Pooling and Servicing Agreement through the execution and delivery of a Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, and a First Amendment thereto, dated as of June 3, 2011 (as so amended, the “Second Amended and Restated Pooling and Servicing Agreement”);

WHEREAS, the parties hereto have heretofore amended and restated the Second Amended and Restated Pooling and Servicing Agreement through the execution and delivery of a Third Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 2014, and a First Amendment thereto, dated as of July 8, 2015 (as so amended, the “Third Amended and Restated Pooling and Servicing Agreement”);

WHEREAS, the parties hereto have heretofore amended and restated the Third Amended and Restated Pooling and Servicing Agreement through the execution and delivery of a Fourth Amended and Restated Pooling and Servicing Agreement, dated as of December 17, 2015 (as amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”); and

WHEREAS, the parties hereto desire to amend the Pooling and Servicing Agreement.

NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Pooling and Servicing Agreement as follows:

ARTICLE I

DEFINITIONS

Section 1.01.          Capitalized Terms.  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

ARTICLE II

AMENDMENTS

Section 2.01.          Amendments to Section 1.01 of the Pooling and Servicing Agreement.  The following new definitions are hereby inserted in the appropriate alphabetical order:

“Regulation RR” shall mean Part 244 – Credit Risk Retention (Regulation RR), 12 C.F.R. §§244.1-244.22, as the same may be amended from time to time.

“Seller’s Interest Measurement Date” shall have the meaning specified in Section 13.20.

Section 2.02.          Amendment to Article XIII of the Pooling and Servicing Agreement.  Article XIII of the Pooling and Servicing Agreement is hereby amended by adding the following Section 13.20 in the appropriate numeric order:

Section 13.20          Measuring the Transferor Interest for the Purposes of Regulation RR.  In order to facilitate BANA’s obligation to comply with Regulation RR, the Transferor shall, on each Seller’s Interest Measurement Date and on the issuance date of (i) any Investor Certificates hereunder or (ii) any Notes (as defined in the Series 2001-D Supplement hereto) under the Indenture (as defined in the Series 2001-D Supplement hereto), measure the Transferor Interest in a manner consistent with the requirements of Regulation RR.  If on any Seller’s Interest Measurement Date the amount of the Transferor Interest does not satisfy the requirements of Regulation RR, BANA shall nevertheless be deemed to be in compliance with Regulation RR (as permitted by Regulation RR) so long as the Transferor causes the amount of the Transferor Interest to satisfy the requirements of Regulation RR on the immediately subsequent Seller’s Interest Measurement Date and BANA is otherwise in compliance with Regulation RR as of such date.

For the purposes of this Section 13.20, (i) “Seller’s Interest Measurement Date” shall mean, for so long as any Investor Certificates remain outstanding hereunder or Notes (as defined in the Series 2001-D Supplement hereto) remain outstanding under the Indenture (as defined in the Series 2001-D Supplement hereto), and in each case are held by any Person other than a wholly-owned Affiliate of BANA (for so long as BANA acts as sponsor), the close of business hours on the last day of each calendar month, and (ii) the Transferor Interest shall constitute a “seller’s interest” for the purposes of Regulation RR.

ARTICLE III

MISCELLANEOUS

Section 3.01.          Conditions Precedent.  The amendments provided for by this Amendment shall become effective upon the satisfaction of the following conditions:

(a)           The Transferor, the Servicer, and the Trustee each shall have received notification in writing from each of Fitch, Moody’s and Standard & Poor’s to the effect that the terms of this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency;

(b)           The Trustee shall have received, addressed and delivered to it, an Opinion of Counsel for the Transferor to the effect that (i) the terms of this Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder, and (ii) this Amendment complies with all requirements of the Pooling and Servicing Agreement; and

(c)           The Transferor, the Servicer, and the Trustee each shall have received counterparts of this Amendment, duly executed by the parties hereto.

Section 3.02.          Pooling and Servicing Agreement in Full Force and Effect as Amended.  Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect.  All references to the Pooling and Servicing Agreement in any other document or instrument among the parties hereto shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment.  This Amendment shall not constitute a novation of the Pooling and Servicing Agreement but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

Section 3.03.          Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

Section 3.04.          Governing Law; Submission to Jurisdiction; Agent for Service of Process.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.  The parties hereto declare that it is their intention that this Amendment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the parties hereto agrees (a) that this Amendment involves at least $100,000.00, and (b) that this Amendment has been entered into by the parties hereto in express reliance upon 6 DEL. C. § 2708.  Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 3.05.          Counterparts.  This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BA CREDIT CARD FUNDING, LLC, Transferor

By:	/s/ Keith W. Landis
	Name:	Keith W. Landis
	Title:	V.P.

BANK OF AMERICA, NATIONAL ASSOCIATION, Servicer

By:	/s/ Keith W. Landis
	Name:	Keith W. Landis
	Title:	V.P.

THE BANK OF NEW YORK MELLON, Trustee

By:	/s/ Leslie Morales
	Name:	Leslie Morales
	Title:	Vice President

[Signature Page to First Amendment to Fourth Amended and Restated Pooling and Servicing Agreement]